UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 29, 2004

                          Apollo Investment Corporation
                          -----------------------------
             (Exact name of registrant as specified in its charter)

         Maryland                   333-112591                  52-2439556
     ----------------            ----------------            ----------------
(State or other jurisdiction        Commission                 (IRS Employer
    of incorporation)               File Number)             Identification No.)



            9 West 57th Street, 43rd Floor, New York, NY         10019
            --------------------------------------------         -----
             (Address of principal executive offices)          (Zip Code)


         Registrant's telephone number, including area code 212-515-3200
      ------------------------------------------------------------------------
        (Former address: 1301 Avenue of the Americas, New York, NY 10019)

Item 9.  Regulation FD Disclosure.

         The following press release was issued by Apollo Investment Corporation on July 29, 2004:


                          APOLLO INVESTMENT CORPORATION
                    SCHEDULES FISCAL QUARTER EARNINGS RELEASE
                       FOR THE PERIOD ENDED JUNE 30, 2004


New York, NY - July 29, 2004 - Apollo Investment Corporation (Nasdaq: AINV) announced today that it will report first fiscal quarter earnings for the period ended June 30, 2004 on Tuesday, August 10, 2004 before the open of the financial markets. The company will also host a conference call at 11:00 a.m. (Eastern
Time) that morning to discuss the results for the quarter.

About Apollo Investment Corporation
Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio will be principally in middle-market private companies. From time to time, the Company may also invest in public companies that are not thinly traded. The Company expects to primarily invest in senior secured loans and mezzanine loans in furtherance of its business plan and may receive equity investments in investee companies in connection with such investments. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ from the results projected in the forward-looking statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Apollo Investment Corporation

                                           /s/ Michael Gross
                                         ------------------------------
                                               (Signature)
Date: July 29, 2004
                                        By:  Michael Gross
                                        Title: Chief Executive Officer